UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2006

Lone Star Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12881	75-2085454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15660 North Dallas Parkway,
Suite 500
Dallas, Texas 75248
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (972) 770-6401

Not applicable
(Former name or former address, if changed since last report)

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 30, 2006, Lone Star Technologies, Inc. (“Lone Star”) issued a press release (the “Press Release”) announcing that it has completed the previously announced joint venture transaction (“Joint Venture”) with Grupo Peixoto de Castro (“GPC”) to produce finished welded oilfield tubular products.  Pursuant to the agreement, Lone Star has acquired a 50 percent ownership stake in Apolo Mecanica e Estruturas LTDA, an oilfield tubular products facility in southeastern Brazil that is operated by Apolo, for approximately $42 million, of which $24 million was paid at closing with the balance to be paid over the next 18 months.  The remaining 50 percent ownership stake will be held by GPC, and profits from the Joint Venture will be shared equally between the two partners.

The Press Release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 8.01.  Other Events.

Lone Star entered into a Rule 10b5-1 plan dated as of November 30, 2006 in connection with its previously announced stock repurchase program to acquire shares of its common stock for a total investment not to exceed $100 million.  The plan becomes effective December 4, 2006.

Item 9.01.  Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release dated November 30, 2006 announcing the completion of the Joint Venture with GPC to produce finished welded oilfield tubular products.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.
By:	/s/ Robert F. Spears
Robert F. Spears,
Vice President, General Counsel and Secretary

Date: December 1, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release dated November 30, 2006 announcing the completion of the Joint Venture with GPC to produce finished welded oilfield tubular products.